UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2014

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 5.07.     Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders (the “Annual Meeting”) of 1st United Bancorp, Inc. (the “Registrant”) was held on May 27, 2014. Proxies for the Annual Meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. The following summarizes all matters voted on at the Annual Meeting.

1.	Each of the following directors were elected for a term to expire at the 2015 annual meeting of shareholders and until their successors are elected and qualified. Each nominee was an incumbent director. No other persons were nominated and each nominee was elected. The number of votes cast were as follows:

	For	Withheld	Broker Non-Votes
Paula Berliner	26,303,842	562,275	3,190,420
Derek C. Burke	26,477,506	388,611	3,190,420
Jeffery L. Carrier	26,456,053	401,064	3,190,420
Ronald A. David	25,204,197	1,661,920	3,190,420
James Evans	26,485,167	380,950	3,190,420
Arthur S. Loring	26,477,506	388,611	3,190,420
Thomas E. Lynch	26,080,911	785,206	3,190,420
John Marino	26,268,707	597,410	3,190,420
Carlos Morrison	26,224,798	641,319	3,190,420
Warren S. Orlando	26,313,413	552,704	3,190,420
Rudy E. Schupp	26,380,636	485,491	3,190,420
Joseph W. Veccia, Jr.	26,324,006	542,111	3,190,420

2.	Shareholders approved, on a nonbinding advisory basis, the Registrant’s executive compensation. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
21,831,849	4,855,675	178,590	3,190,240

3.	Shareholders ratified the action of the Audit Committee in selecting and appointing Crowe Horwath, LLP as the Registrant’s independent auditors for the fiscal year ending December 31, 2014. The number of votes cast were as follows:

For	Against	Abstention
29,744,443	262,829	49,265

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: May 29, 2014	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer